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                                    EXHIBIT 15(b)

                                      SCHEDULE A

                              PACIFIC GLOBAL FUND, INC.

                                NAMES OF PORTFOLIOS

                             Government Securities Fund
                               Income and Equity Fund
                                   Balanced Fund
                                   Small Cap Fund
                                    Growth Fund

Date:                    , 1999
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